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                                                                  EXHIBIT 10.16


                              LIPID SCIENCES, INC.
                             2000 STOCK OPTION PLAN
                         (AS AMENDED ON MARCH 31, 2001)


SECTION 1.        PURPOSE

                  The purpose of the Lipid Sciences, Inc. 2000 Stock Option Plan (the "Plan") is to promote the best interests of Lipid Sciences, Inc. (the "Company"), its subsidiaries and its stockholders by providing for the acquisition of an equity interest in the Company by officers, directors, employees, and consultants who perform valuable services for the Company and to enable the Company to attract and retain the services of such individuals upon whose judgment, interest, skills, and special effort the successful conduct of its operation is largely dependent.

SECTION 2.        EFFECTIVE DATE

                  The Plan is effective as of May 19, 2000, subject to approval by the stockholders of the Company within twelve (12) months after the date of adoption of the Plan by the Board of Directors of the Company (the "Board").

SECTION 3.        ADMINISTRATION

                  The Plan will be administered and interpreted by a committee selected by the Board, which will consist of not less than two members of the Board (the "Committee"). If at any time the Committee will not be in existence, the Board will administer the Plan and all references to the Committee herein will include the Board. The Board may, in its discretion, delegate to another committee of the Board or to one or more senior officers of the Company any or all of the authority and responsibility of the Committee, except to the extent prohibited by any applicable law or rules. Any such allocation or delegation may be revoked by the Board at any time. If the Board has delegated to any other committee or one or more officers the authority and responsibility of the Committee, all references to the Committee herein will include the other committee or one or more officers.

                  Subject to the provisions of the Plan and applicable law, the Committee will have complete power and authority to (a) interpret and administer the Plan and any instrument or agreement relating to, or made under, the Plan;
(b) make factual determinations; (c) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it will deem appropriate for the proper administration of the Plan; (d) select those individuals who will receive awards under the Plan; (e) determine the terms, conditions, restrictions and other provisions of awards; and (f) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. The Committee's decisions and determinations under the Plan need not be uniform and may be made selectively among participants, whether or not they are similarly situated. Any determination of the Committee under the Plan may be made without notice or meeting of the Committee by a writing signed by a majority of the Committee members. The Committee's determinations on the matters referred to in this paragraph will be conclusive.
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SECTION 4.        ELIGIBILITY AND PARTICIPATION

                  Participants in the Plan will be selected by the Committee from among those officers, employees and directors of the Company and its subsidiaries, as the Committee may designate from time to time. The Committee will consider such factors as it deems appropriate in selecting participants and in determining the type and amount of their respective awards. The Committee's designation of a participant in any year will not require the Committee to designate such person to receive an award in any other year.

SECTION 5.        STOCK SUBJECT TO PLAN

         5.1      Number.

                  (a) Subject to adjustment as provided in Section 5.3, the total number of shares of Common Stock, $.01 par value, of the Company ("Stock"), which may be issued under the Plan will be 2,000,000. The shares to be delivered under the Plan may consist, in whole or in part, of authorized but unissued Stock or treasury Stock.

                  (b) If required by Rule 260.140.45 of the California Corporate Securities Law of 1968, at no time will the total number of shares issuable upon exercise of all outstanding options and the total number of shares provided for under any stock bonus or similar plan of the Company, if any, exceed 30% of the then outstanding shares of the Company (including convertible preferred stock on an as-if converted basis, if any), unless a higher percentage is approved by at least two-thirds of the outstanding shares entitled to vote.

         5.2 Unused Stock; Unexercised Rights. If, after the effective date of the Plan, any shares of Stock subject to an award granted under the Plan are forfeited or if an award otherwise terminates, expires or is canceled prior to the delivery of all of the shares of Stock or of other consideration issuable or payable pursuant to such award, then the number of shares of Stock counted against the number of shares available under the Plan in connection with the grant of such award, will again be available for the granting of additional awards under the Plan to the extent determined to be appropriate by the Committee.

         5.3 Adjustment in Capitalization. In the event that the Committee will determine that any dividend or other distribution (whether in the form of cash, Stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Stock or other securities of the Company, issuance of warrants or other rights to purchase Stock or other securities of the Company, or other similar corporate transaction or event affects the Stock such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee may, in such manner as it may deem equitable, adjust any or all of: (a) the number and type of shares of Stock subject to the Plan and which thereafter may be made the subject of awards under the Plan; (b) the number and type of shares of Stock subject to outstanding awards; and (c) the grant, purchase or exercise price with respect to any award; or, if


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deemed appropriate, make provision for a cash payment to the holder of an outstanding award; provided, however, in each case, that with respect to awards of incentive stock options no such adjustment will be authorized to the extent that such authority would cause such options to cease to be treated as incentive stock options; and provided further, however, that the number of shares of Stock subject to any award payable or denominated in Stock will always be a whole number.

SECTION 6.        TERM OF THE PLAN

                  No award will be made under the Plan after May 19, 2010 (the "Termination Date"). However, unless otherwise expressly provided in the Plan or in an applicable award agreement, any award granted before the Termination Date may extend beyond the Termination Date and, to the extent set forth in the Plan, the authority of the Committee to amend, alter, adjust, suspend, discontinue or terminate any such award, or to waive any conditions or restrictions with respect to any such award, and the authority of the Board to amend the Plan, will extend beyond the Termination Date.

SECTION 7.        STOCK OPTIONS

         7.1 Grant of Options. Options may be granted to participants at any time and from time to time as will be determined by the Committee. The Committee will have complete discretion in determining the number, terms and conditions of options granted to a participant. The Committee also will determine whether an option is to be an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or a nonqualified stock option. If an option fails at any time to meet the requirements for an incentive stock option under Section 422 of the Code, such option, to the extent the requirements of Section 422 of the Code are not met, will be treated as a nonqualified stock option for Federal income tax purposes automatically without further action by the Committee, effective as of the first date on which any such requirement was not met. Only individuals who are employees of the Company or one of its subsidiaries at the time of grant may receive grants of incentive stock options.

         7.2 Exercise Price. The exercise price of each option granted under the Plan will be established by the Committee or will be determined by a method established by the Committee at the time the option is granted; except that, unless otherwise determined by the Committee, the exercise price will not be less than one hundred percent (100%) of the fair market value of a share of Stock as of the Pricing Date (as defined below), as determined under Section 7.5 (the "Fair Market Value"), and provided further, that, if an option is granted to a California resident who is a 10% Stockholder (as defined below), the exercise price will not be less than 110% of the Fair Market Value of a share of Stock as of the Pricing Date. For purposes of the preceding sentence, the "Pricing Date" will be the date on which the option is granted, except that the Committee may provide that: (a) the Pricing Date is the date on which the recipient is hired or promoted (or similar event) if the grant of the option occurs not more than 90 days after the date of such hiring, promotion or other event; and (b) if an option is granted in tandem with, or in substitution for, an outstanding award, the Pricing Date is the date of grant of such outstanding award. In the case of the grant of an incentive stock option, the exercise price will equal one hundred percent (100%) of the Fair Market Value of a share of Stock on the date of grant;


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provided, however, that if an incentive stock option is granted to any employee who, at the time of grant, owns shares of Company stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company (a "10% Stockholder"), the exercise price per share will not be less than 110% of the Fair Market Value of a share of Stock on the date of grant.

         7.3      Term and Exercise of Options.

                  (a) Incentive Stock Options. Incentive stock options will be exercisable over not more than ten (10) years after the date of grant (or five (5) years in the case of a 10% Stockholder) and will terminate not later than three (3) months after termination of employment for any reason other than death or disability, as determined by the Committee, except as otherwise provided by the Committee. If the participant should die while employed or within three (3) months after termination of employment, then the right of the participant's successor in interest to exercise an incentive stock option will terminate not later than twelve (12) months after the date of death, except as otherwise provided by the Committee. In all other respects, the terms of any incentive stock option granted under the Plan will comply with the provisions of Section 422 of the Code (or any successor provision thereto) and any regulations promulgated thereunder.

                  (b) Nonqualified Stock Options. Nonqualified stock options will be exercisable as determined by the Committee and will terminate at such time as the Committee will determine and specify in the option agreement.

                  (c) California Residents. With respect to options granted to participants who are residents of California and are not officers, directors, or consultants:

                           (1) Options will become exercisable at a rate of at least 20% per year over five (5) years from the date the option is granted, subject to reasonable conditions such as continued employment with the Company.

                           (2) Unless employment is terminated for cause as defined by applicable law or the terms of the Plan or option agreement or a contract of employment, the right to exercise in the event of termination of employment, to the extent that the participant is otherwise entitled to exercise on the date employment terminates, will be (A) at least six (6) months from the date of termination if termination was caused by death or disability, and (B) at least thirty (30) days from the date of termination if termination was caused by some reason other than death or disability.

                           (3) An exercise period of not more than 120 months from the date the option is granted.



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This Section 7.3 (c) is intended to comply with Rule 260.190.41(f) promulgated under the California Corporate Securities Law of 1968 (the "California Securities Laws"), and that if Rule is repealed, this Section 7.3(c) will be of no more effect.

         7.4 Option Agreement. Each option will be evidenced by an option agreement that will specify the type of option granted, the date of grant, the exercise price, the duration of the option, the number of shares of Stock to which the option pertains and such other conditions and provisions as the Committee will determine.

         7.5 Fair Market Value. The Fair Market Value of a share of Stock will be as reasonably determined by the Committee pursuant to such methods or procedures as will be established from time to time by the Committee.

         7.6 Payment. Subject to the following provisions of this Section 7.6, the full exercise price for shares of Stock purchased upon the exercise of any option will be paid at the time of such exercise. The Committee will determine the methods and the forms for payment of the exercise price of options, including by effective receipt of cash or, to the extent permitted by the Committee, other mature shares of the Company (as defined by U.S. Generally Accepted Accounting Principles) having a then Fair Market Value equal to the exercise price of such shares, or any combination thereof. Upon receipt of the payment of the entire exercise price for the shares so purchased, certificates for such shares will be delivered to the participant.

         7.7 Limits on Incentive Stock Options. Each incentive stock option will provide that to the extent the aggregate fair market value of the Stock on the date of grant with respect to which incentive stock options are exercisable by a participant for the first time during any calendar year under the Plan or any other plan of the Company exceeds $100,000, then such option as to the excess will be treated as a nonqualified stock option.

         7.8 Certain Replacement Options. Without in any way limiting the authority of the Committee to make grants of options to participants hereunder, and in order to induce participants to retain ownership of the Stock acquired upon the exercise of options, the Committee will have the authority (but not an obligation) to include within any agreement setting forth the terms of any options (or any amendment thereto) a provision entitling a participant to further options ("Replacement Options") in the event the participant exercises any options (including a Replacement Option) under the Plan, in whole or in part, by surrendering previously acquired shares of Stock. Any such Replacement Options will (a) be nonqualified stock options, exercisable at a purchase price, unless otherwise determined by the Committee, of one hundred percent (100%) of the Fair Market Value of the shares of Stock on the date the Replacement Options are granted; (b) be for a number of shares of Stock equal to the number of shares surrendered; (c) only become exercisable on the terms specified by the Committee in the event the participant holds, for a minimum period of time prescribed by the Committee, the shares of Stock the participant acquired upon the exercise in connection with which the Replacement Options were issued; and
(d) be subject to such other terms and conditions as the Committee may determine.



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         7.9      Delivery of Financial Statements. To the extent required by the California Securities Laws or other applicable laws, the Company will deliver annually to each participant financial statements of the Company; provided, however, that the Company will not be required to deliver financial statements to participants whose duties in connection with the Company assure them access to equivalent information, but may do so in its sole discretion.

SECTION 8.        OTHER AWARDS

         8.1 Other Stock-Based Awards. Other awards, valued in whole or in part by reference to, or otherwise based on, shares of Stock, may be granted either alone or in addition to or in conjunction with any awards described in this Plan for such consideration, if any, and in such amounts and having such terms and conditions as the Board may determine.

         8.2 Other Benefits. The Board will have the right to provide types of benefits under the Plan in addition to those specifically listed, if the Board believes that such benefits would further the purposes for which the Plan was established.

SECTION 9.        TRANSFERABILITY

                  Each award granted under the Plan will be exercised only by the participant during his lifetime and will not be transferable other than by will or the laws of descent and distribution, except that a participant may, to the extent allowed by the Committee, subject to compliance with applicable securities laws, and only to the extent permitted by applicable securities laws,
(a) designate in writing a beneficiary to exercise the award after the participant's death; or (b) transfer an award. An incentive stock option will not, in any case, be transferable other than by will or the laws of descent and distribution.

SECTION 10.       RIGHTS OF PARTICIPANTS

                  Nothing in the Plan will interfere with or limit in any way the right of the Company to terminate any participant's employment or service at any time nor confer upon any participant any right to continue in the employ or service of the Company or its subsidiaries.

SECTION 11.       CHANGE OF CONTROL

         11.1 Definition. "Change of Control" means (i) a reorganization, merger, share exchange or consolidation of the Company with one or more other corporations or other entities as a result of which the holders of the Shares as a group receive less than 50% of the voting power of the capital stock or other interests of the surviving or resulting corporation or entity; (ii) the sale of all or substantially all of the assets of the Company; or (iii) the liquidation or dissolution of the Company.

         11.2 General. In the event of a Change of Control, the Committee in its discretion may take one or more of the following actions: (a) adjust the award as provided in Section 5.3, (b) cause the award to be assumed, or a new right substituted therefore, by another entity; or (c) make such other provision as the Committee may consider equitable and in the best interests of the Company.



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                  Notwithstanding anything contained in this Section 11.2, the
Committee may, in its sole and absolute discretion, amend, modify or rescind the provisions of Section 11.2 if it determines that the operation of this Section
11.2 may prevent a transaction in which the Company or any affiliate is a party from being accounted for on a pooling-of-interests basis, or prevent the Change of Control from receiving desired tax treatment, including without limitation requiring that each participant will receive a replacement or substitute award issued by the surviving or acquiring corporation.

         11.3 Vesting. Effective upon a Change of Control, the vesting of each award shall accelerate by the number of months such award has previously vested.

SECTION 12.       AMENDMENT, MODIFICATION AND TERMINATION OF PLAN

         12.1 Amendments and Termination. The Board may, at any time, amend, alter, suspend, discontinue or terminate the Plan; provided, however, that stockholder approval of any amendment of the Plan will be obtained if otherwise required by the Code or any rules promulgated thereunder (in order to allow for incentive stock options to be granted under the Plan). To the extent permitted by applicable law, and subject to such stockholder approval as may otherwise be required, the Committee may also amend the Plan, provided that any such amendments will be reported to the Board. Termination of the Plan will not affect the rights of participants with respect to awards previously granted to them, and all unexpired awards will continue in force and effect after termination of the Plan except as they may lapse or be terminated by their own terms and conditions. The Committee, subject to the same stockholder approval requirements set forth above, may amend an award agreement at any time; provided that no amendment may, in the absence of written consent to the change by the affected participant (or, if the participant is not then living, the affected beneficiary), adversely affect the rights of any participant or beneficiary under any award granted under the Plan prior to the date such amendment is adopted.

         12.2 Waiver of Conditions. The Committee may, in whole or in part, waive any conditions or other restrictions with respect to any award granted under the Plan.

SECTION 13.       TAXES

                  No later than the date as of which an amount first becomes includable in the gross income of a participant for federal income tax purposes with respect to any award under the Plan, the participant will pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. If approved by the Committee, withholding obligations arising with respect to awards granted to participants under the Plan may be settled with shares of Stock previously owned by the participant; provided, however, that the participant may not settle such obligations with Stock that is received upon exercise of the option that gives rise to the withholding requirement. The obligations of the Company under the Plan will be conditioned on such payment or arrangements, and the Company and any subsidiary will, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the


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participant. The Committee may establish such procedures as it deems appropriate for the settling of withholding obligations with shares of Stock.

SECTION 14.       MISCELLANEOUS

         14.1     Stock Transfer Restrictions.

                  (a) Shares of Stock purchased under the Plan may not be sold or otherwise disposed of except (i) pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Act"), or in a transaction which, in the opinion of counsel for the Company, is exempt from registration under the Act; and (ii) in compliance with state securities laws. Further, as a condition to issuance of shares of Stock purchased under the Plan, the participant or his heirs, legatees or legal representatives, as the case may be, will execute and deliver to the Company a restrictive stock transfer agreement in such form, and subject to such terms and conditions, as will be reasonably determined or approved by the Board, which agreement, among other things, may impose certain restrictions on the sale or other disposition of any shares of Stock acquired under the Plan. The Board may waive the foregoing restrictions, in whole or in part, in any particular case or cases or may terminate such restrictions whenever the Board determines that such restrictions afford no substantial benefit to the Company.

                  (b) All certificates for shares delivered under the Plan pursuant to any award or the exercise thereof will be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the Plan and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate references to such restrictions.

         14.2 Other Provisions. The grant of any award under the Plan may also be subject to other provisions (whether or not applicable to the benefit awarded to any other participant) as the Committee determines appropriate, including, without limitation, provisions for (a) the participant's agreement to abide by any nondisclosure or noncompete requirements or other restrictions as specified in the participant's award agreement; (b) one or more means to enable participants to defer recognition of taxable income relating to awards or cash payments derived therefrom; (c) the purchase of Stock under options in installments; or (d) the financing of the purchase of Stock under the options in the form of a promissory note issued to the Company by a participant on such terms and conditions as the Committee determines.

         14.3 Award Agreement. No person will have any rights under any award granted under the Plan unless and until the Company and the participant to whom the award was granted will have executed an award agreement in such form as will have been approved by the Committee.

         14.4 No Fractional Shares. No fractional shares or other securities will be issued or delivered pursuant to the Plan, and the Committee will determine (except as otherwise provided in the Plan) whether cash, other securities or other property will be paid or transferred in lieu of any fractional shares or other securities, or whether such fractional shares or other securities or any rights thereto will be canceled, terminated or otherwise eliminated.



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SECTION 15.       LEGAL CONSTRUCTION

         15.1 Requirements of Law. The granting of awards under the Plan and the issuance of shares of Stock in connection with an award, will be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

         15.2 Governing. The Plan, and all agreements hereunder, will be construed in accordance with and governed by the laws of the State of Delaware.

         15.3 Severability. If any provision of the Plan or any award agreement or any award (a) is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or option, or (b) would disqualify the Plan, any award agreement or any award under any law deemed applicable by the Committee, then such provision will be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, any award agreement or the award, then such provision will be stricken as to such jurisdiction, person or award, and the remainder of the Plan, any such award agreement and any such award will remain in full force and effect.









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